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                                                                    Exhibit 10.6


                                 PECO II, INC.

                             2000 Performance Plan

     1.   Purpose.

     The purpose of the 2000 Performance Plan, as the same may be amended (the "Plan"), is to attract and retain directors, officers and other key employees for PECO II, Inc., an Ohio corporation, and to provide such persons incentives and rewards for superior performance. To achieve this purpose, the Plan provides authority for the grant of Stock Options, Restricted Stock, Stock Equivalent Units, Stock Appreciation Rights and other stock and performance-based incentives.

     2.   Definitions.

          (a) "Affiliate" -- means the same definition as under Rule 12b-2 under the Exchange Act.

          (b) "Associate" -- means the same definition as under Rule 12b-2 under the Exchange Act.

          (c) "Award" -- means the grant of Stock Options, Restricted Stock, Stock Equivalent Units, Stock Appreciation Rights, Cash Awards, and other stock and performance-based incentives under this Plan.

          (d) "Award Agreement" -- means any agreement between the Company and a Participant that sets forth terms, conditions, and restrictions applicable to an Award.

          (e) "Beneficial Owner" -- means the same definition as under Rule 13d-3 under the Exchange Act.

          (f) "Board of Directors" -- means the Board of Directors of the Company.

          (g)  "Cash Award" -- is defined in Section 7(b)(iv).

          (h) "Change in Control" -- means, at any time after the date of the adoption of this Plan, the occurrence of any one or more of the following:

               (i) Any Person (other than any employee benefit plan or employee stock ownership plan of the Company, or any Person organized, appointed, or established by the Company, for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of 20% or more of the total outstanding voting power of the Company, as reflected by the power to vote in connection with the election of Directors, or commences or publicly announces an intent to commence a tender offer or exchange offer the consummation of which would result in the Person becoming the Beneficial

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Owner of 20% or more of the total outstanding voting power of the Company as reflected by the power to vote in connection with the election of Directors.

               (ii) At any time during a period of twenty-four (24) consecutive months, individuals who were Directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors, unless the election, or the nomination for election by the Company's shareholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who are in office at the time of the election or nomination and were either Directors at the beginning of the period or are Continuing Directors.

               (iii) A record date is established for determining shareholders entitled to vote upon (A) a merger or consolidation of PECO II, Inc. with another corporation (which is not an affiliate of PECO II, Inc.) in which PECO II, Inc. is not the surviving or continuing corporation or in which all or part of the outstanding Common Shares are to be converted into or exchanged for cash, securities, or other property, (B) a sale or other disposition of all or substantially all of the assets of , or (C) the dissolution or liquidation (but not partial liquidation) of PECO II, Inc.

          (i) "Code" -- means the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

          (j) "Committee" -- means the Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors or the Compensation Committee authorizes to administer all or any aspect of this Plan. The Committee will be constituted in a manner that satisfies the "outside director" requirements of Section 162(m) of the Code, and will make awards in a manner consistent with Rule 16b-3.

          (k) "Common Shares" -- means Common Shares, without par value, of PECO II, Inc., including authorized and unissued Common Shares and treasury Common Shares.

          (l) "Company" -- means PECO II, Inc., an Ohio corporation, and its direct and indirect subsidiaries.

          (m) "Continuing Director" -- means a Director who was a Director prior to a Change in Control or was recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors then in office.

          (n)  "Director" -- means a director of PECO II, Inc.

          (o) "Exchange Act" -- means the Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

          (p) "Family Member" -- means a person that satisfies the standard set forth in the instructions to the Form S-8 Registration Statement under the Securities Act of 1933.

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          (q)  "Fair Market Value" of Common Shares -- means the value of the
Common Shares determined by the Committee, or pursuant to rules established by the Committee on a basis consistent with regulations under the Code.

          (r) "Incentive Stock Option" -- means a Stock Option that meets the requirements of Section 422 of the Code.

          (s) "Non-Employee Director" -- means a Director that satisfies the "non-employee director" standard set forth in Rule 16b-3.

          (t) "Notice of Award" -- means any notice by the Committee to a Participant that advises the Participant of the grant of an Award or sets forth terms, conditions, and restrictions applicable to an Award.

          (u) "Participant" -- means any person to whom an Award has been granted under this Plan.

          (v) "Performance Objectives" -- means the achievement of performance objectives established pursuant to this Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the subsidiary, division, department or function within the Company in respect of which the Participant performs services. Any Performance Objectives applicable to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code (the "Performance-Based Exception") shall be limited to specified levels of or increases in the Company's, or subsidiary's, or division's, or department's, or function's return on equity, earnings per Common Share, total earnings, earnings growth, return on capital, operating measures (including, but not limited to, operating margin and operating costs) return on assets or increase in the Fair Market Value of the Common Shares. Except in the case of such an Award intended to qualify under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

          The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

          In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

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          (w)  "Person" -- means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental authority.

          (x) "Restricted Stock" -- means an Award of Common Shares that are subject to restrictions or risk of forfeiture.

          (y) "Rule 16b-3" -- means Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

          (z)  "Stock Appreciation Right" -- is defined in Section 7(b)(i).

          (aa) "Stock Award" -- is defined in Section 7(b)(ii).

          (bb) "Stock Equivalent Unit" -- means an Award that is valued by reference to the value of Common Shares.

          (cc) "Stock Option" -- is defined in Section 7(b)(iii).

     3.   Eligibility.

     All Directors and employees of the Company and its Affiliates are eligible for the grant of Awards. The selection of any such persons to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same person.

     Notwithstanding the foregoing, any individual who renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to receive any Awards hereunder.

     4.   Awards to Non-Employee Directors.

     The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Stock Options or other Awards under this Plan. Each grant of Stock Options awarded pursuant to this Section 4 shall be upon terms and conditions consistent with Section 7(b)(iii) under this Plan and shall be evidenced by an agreement in such form as shall be approved by the Board. Each such grant shall specify an exercise price per share, which shall not be less than the Fair Market Value per share on the date of grant. Each such Stock Option granted under this Plan shall expire not more than 10 years from the date of grant and shall be subject to earlier termination as hereinafter provided.

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     5.   Common Shares Available for Awards; Adjustment.

          (a) Number of Common Shares. The aggregate number of Common Shares that may be subject to Awards, including Stock Options, granted under this Plan during the term of this Plan will be equal to two million five hundred thousand (2,500,000) Common Shares, subject to any adjustments made in accordance with the terms of this Section 5.

          The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of Common Shares available in any fiscal year for the grant of Awards under this Plan.

          Common Shares subject to an Award that is forfeited, terminated or canceled without having been exercised (other than Common Shares subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right) will again be available for grant under this Plan, without reducing the number of Common Shares available in any fiscal year for grant of Awards under this Plan, except to the extent that the availability of those Common Shares would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3. In addition, any Common Shares which are retained to satisfy a Participant's withholding tax obligations or which are transferred to the Company by a Participant to satisfy such obligations or to pay all or any portion of the exercise price of the Award in accordance with the terms of the Plan, the Award Agreement or the Notice of Award, may be made available for reoffering under the Plan to any Participant, except to the extent that the availability of those Common Shares would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

          (b) No Fractional Common Shares. No fractional Common Shares will be issued, and the Committee will determine the manner in which the value of fractional Common Shares will be treated.

          (c) Adjustment. In the event of any change in the Common Shares by reason of a merger, consolidation, reorganization, recapitalization or similar transaction, including any transaction described under Section 424(a) of the Code, or in the event of a stock dividend, stock split or distribution to shareholders (other than normal cash dividends), the Committee will have authority to adjust, in any manner that it deems equitable, the number and class of Common Shares that may be issued under this Plan, the number and class of Common Shares subject to outstanding Awards, the exercise price applicable to outstanding Awards and the Fair Market Value of the Common Shares and other value determinations applicable to outstanding Awards, including as may be allowed or required under Section 424(a) of the Code.

     6.   Administration.

          (a) Committee. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible employees who will receive Awards, (ii) grant Awards, (iii) determine the number and types of Awards to be granted to eligible employees,
(iv) determine the terms, conditions, vesting periods

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and restrictions applicable to Awards, including timing and price, (v) adopt, alter and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, including, where applicable, determining the method of valuing any Award and certifying as to the satisfaction of such Awards, (vii) prescribe the forms of any Notices of Award, Award Agreements or other instruments relating to Awards, and (viii) otherwise supervise the administration of this Plan.

          (b) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate.

          (c) Decisions Final. All decisions by the Committee, and by any other Person or Persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all Persons.

          (d) No Liability. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

          (f) Committee Composition. In the event a member of the Committee is not a "Non-Employee Director" as defined in Rule 16b-3, such member shall recuse himself from decisions involving the granting of Awards.

     7.   Awards.

          (a) Grant of Awards. The Committee will determine the type or types of Awards to be granted to each Participant and will set forth in the related Notice of Award or Award Agreement the terms, conditions, vesting periods and restrictions applicable to each Award. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company, whether or not granted under this Plan; without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of Common Shares or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Common Shares that were transferred or the Award that was surrendered. The Company may assume obligations in respect of awards granted by any Person acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

          (b) Types of Awards. Awards may include, but are not limited to, the following:

               (i) Stock Appreciation Right -- means a right to receive a payment, in cash or Common Shares, equal to the excess of (A) the Fair Market Value, or other specified valuation, of a specified number of Common Shares on the date the right is exercised over (B) the Fair Market Value, or other specified valuation, of such Common Shares on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the

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occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee.

               (ii) Stock Award -- means an Award that is made in Common Shares, Restricted Stock or Stock Equivalent Units or that is otherwise based on, or valued in whole or in part by reference to, the Common Shares. All or part of any Stock Award may be subject to conditions, restrictions and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Common Shares, or on other specified values or methods of valuation, as determined by the Committee.

               (iii) Stock Option -- means a right to purchase a specified number of Common Shares, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code and regulations promulgated thereunder, including the requirement that the aggregate Fair Market Value of the Common Shares with respect to which the Incentive Stock Option first becomes exercisable in any calendar year shall not exceed $100,000 (measured as of the effective date of the award of an Incentive Stock Option). The exercise price of a Stock Option that does not qualify as an Incentive Stock Option may be more or less than the Fair Market Value of the Common Shares on the date the Stock Option is granted.

               (iv) Cash Award -- means an award denominated in cash. All or part of any Cash Award may be subject to conditions established by the Committee, including but not limited to future service with the Company or the achievement of the Performance Objectives.

          (c)  Limits on Awards. The maximum aggregate number of Common Shares
(i) for which Stock Options may be granted, and (ii) with respect to which Stock Appreciation Rights may be granted, to any particular employee during any calendar year during the term of this Plan is 250,000 Common Shares, subject to adjustment in accordance with Section 5(c) hereof. The maximum aggregate amount of cash which may be granted or awarded to any particular employee during any calendar year during the term of this Plan is $100,000.

     8.   Deferral of Payment.

     With the approval of the Committee, the delivery of the Common Shares, cash, or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the receipt of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Stock Equivalent Units.

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     9.   Payment of Exercise Price.

     The exercise price of a Stock Option (other than an Incentive Stock Option) and any Stock Award for which the Committee has established an exercise price may be paid in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised) or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Common Shares, or by a combination of these methods, as and to the extent permitted by the Committee but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

     In the event Common Shares that are Restricted Stock are used to pay the exercise price of a Stock Award, that number of the Common Shares issued upon the exercise of the Award equal to the number of Common Shares that are Restricted Stock that have been used to pay the exercise price will be subject to the same restrictions as the Restricted Stock.

     10.  Taxes Associated with Award.

     Prior to the payment of an Award or upon the exercise or release thereof, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any Federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of Common Shares, or by a combination of these methods or by any other method which does not disqualify the option as an Incentive Stock Option under applicable provisions of the Code.

     11.  Termination of Employment.

     If the employment of a Participant terminates for any reason, all unexercised, deferred and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee or as specified in the particular Award Agreement or Notice of Award. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation or acceleration of the vesting of all or part of the Awards.

     12.  Termination of Awards Under Certain Conditions.

     The Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Notice of Award or Award Agreement or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

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          (i)  Renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company; or

          (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company.

     The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Notice of Award or Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.

     13.  Change in Control

     In the event of a Change in Control of the Company, unless and to the extent otherwise determined by the Board of Directors, (i) all Stock Appreciation Rights and Stock Options then outstanding will become fully exercisable as of the date of the Change in Control, (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change in Control, and (iii) all Cash Awards shall be released and/or deemed to have been fully earned as of the date of the Change in Control. Any such determination by the Board of Directors that is made after the occurrence of a Change in Control will not be effective unless a majority of the Directors then in office are Continuing Directors and the determination is approved by a majority of the Continuing Directors.

     14. Amendment, Suspension, or Termination of this Plan; Amendment of Outstanding Awards.

          (a) Amendment, Suspension, or Termination of this Plan. The Board of Directors may amend, suspend or terminate this Plan at any time; provided, however, that in no event, without the approval of the Company's shareholders, shall any action of the Committee or the Board of Directors result in:

               (i) Increasing, except as provided in Section 5(c) hereof, the maximum number of Common Shares that may be subject to Awards granted under the Plan;

               (ii) Making any change which would cause any Stock Option granted under the Plan as an Incentive Stock Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code; or

               (iii) Making any change which would eliminate the exemption provided by Rule 16b-3 for this Plan and for Awards granted under this Plan.

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          (b)  Amendment of Outstanding Awards. The Committee may, in its
discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

     15.  Awards to Foreign Nationals and Employees Outside the United States.

     To the extent that the Committee deems appropriate to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those established under this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

     16.  Transferability.

          (a) Except as otherwise determined by the Board of Directors, no Award granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board of Directors, an Award granted under this Plan shall be exercisable during the Participant's lifetime only by the Participant or by his or her guardian or legal representative.

          (b) The Board of Directors may specify at the date of grant that part or all of the shares of Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Stock Options or Stock Appreciation Rights or (ii) no longer subject to the conditions, restrictions or risks of forfeiture referred to in Section 7(b)(ii) of this Plan, shall be or may be subject to further restrictions on transfer.

          (c) Notwithstanding the provisions of Section 16(a), if, and only to the extent, so determined by the Board of Directors on or after the date of grant, a grant of Stock Options, Stock Appreciation Rights or Stock Awards may be transferred by a Participant to any one or more of the Participant's Family Members through a gift or domestic relations order; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board of Directors and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

     17.  Governing Law.

     The interpretation, validity and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Ohio.

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     18.  No Rights as Employees/Shareholders.

     Nothing in the Plan or in any Award Agreement or Notice of Award shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate, or to serve as a member of the Board of Directors, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such Award Agreement or Notice of Award, or to interfere with or limit either the right of the Company or an Affiliate to terminate the employment of such Participant at any time or the right of the shareholders of the Company to remove him or her as a member of the Board of Directors with or without cause. Nothing contained in the Plan or in any Award Agreement or Notice of Award shall be construed as entitling any Participant to any rights of a shareholder as a result of the grant of an Award until such time as Common Shares are actually issued to such Participant pursuant to the exercise of a Stock Option, Stock Appreciation Right or other Stock Award.

     19.  Effective and Termination Dates.

          (a) Effective Date. This Plan was approved by the Board of Directors on June 2, 2000 and becomes effective immediately upon the closing of an initial public offering of the Company's Common shares, subject to the prior adoption by the affirmative vote of the holders of a majority of the voting power of the Company represented by the Common Shares, represented in person or by proxy, at any annual or special meeting of shareholders at which a quorum is present. The Plan shall be deemed to be adopted on the date of the closing of an initial public offering of the Company's Common Shares.

          (b) Termination Date. This Plan will continue in effect until midnight on the date that is ten years after the closing of an initial public offering of the Company's Common Shares; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on Restricted Stock or any other Award granted on or before that date may extend beyond such date.

          IN WITNESS WHEREOF, the undersigned by its duly authorized officer, has hereunto set forth its signatures as of the effective date of the Plan.

                              PECO II, INC.



                              By: /s/ Matthew P. Smith
                                 ----------------------------------------
                                    Matthew P. Smith, President and Chief
                                    Executive Officer



                              By: /s/ John C. Maag
                                 ----------------------------------------
                                    John C. Maag, Chief Financial Officer

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